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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of AmVestors Financial Corporation on Form S-4 of our reports dated March 29, 1995, included and incorporated by reference in the Annual Report on Form 10-K of AmVestors Financial Corporation for the year ended March 31, 1994, and to the use of our report dated March 29, 1995, appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the Heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Kansas City, Missouri

February 27, 1996